THIRD AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment to the Fund Participation Agreement ("Agreement") dated June 1, 1998, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC (“Distributor”), a registered broker-dealer under the Securities Exchange Act of 1934 and member of the National Association of Securities Dealers, Inc., and a Delaware limited liability company, and Great West Life & Annuity Insurance Company, a Colorado life insurance company (the "Company") is effective as of September 14, 2007.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.         Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

2.	All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

GREAT-WEST LIFE & ANNUITY	JANUS ASPEN SERIES

INSURANCE COMPANY

By: /s/ Ron Laeyendecker_______________	By: /s/ Andrew J. Iseman_______________
Name: Ron Laeyendecker	Name: Andrew J. Iseman
Title: Senior Vice President	Title: President

JANUS DISTRIBUTORS LLC

By: /s/ Dominic C. Martellaro___________

Name: Dominic C. Martellaro

Title: President

Schedule A

Separate Accounts and Associated Contracts

(As amended September 14, 2007)

Contract	Form Number
COLI VUL Series Account 1	J350
COLI VUL Series Account 2	J355
COLI VUL Series Account 4	J500

FutureFunds Series Account

Maxim Series Account